EXHIBIT 99.1

News Release        News Release        News Release         News Release
[LOGO] American Express

Contacts:                        Molly Faust               Michael J. O'Neill
                                 212-640-0624              212-640-5951
                                 molly.faust@aexp.com      mike.o'neill@aexp.com
FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

                         AMERICAN EXPRESS REPORTS RECORD
                       RESULTS FOR 2003 AND FOURTH QUARTER

                  Growth in Cardmember Spending and Borrowing,
                Excellent Credit Quality and Higher Client Assets
                    Reflect Strong Momentum in Key Businesses

                 (Dollars in millions, except per share amounts)

                                                Quarters Ended         Percentage            Years Ended          Percentage
                                                 December 31            Inc/(Dec)            December 31           Inc/(Dec)
                                                 -----------            ---------            -----------           ---------
                                              2003          2002                          2003          2002
                                              ----          ----                          ----          ----
Revenues                                    $ 7,068        $ 6,196         14%         $ 25,866        $23,807         9%

Income Before Accounting Change             $   776        $   683         14%         $  3,000        $ 2,671        12%
Net Income                                  $   763*       $   683         12%         $  2,987*       $ 2,671        12%

Earnings Per Common Share - Basic:
   Income Before Accounting Change         $   0.61        $  0.52         17%         $   2.34        $  2.02        16%
   Net income                              $   0.60*       $  0.52         15%         $   2.33*       $  2.02        15%
Earnings Per Common Share - Diluted:
   Income Before Accounting Change         $   0.60        $  0.52         15%         $   2.31        $  2.01        15%
   Net income                              $   0.59*       $  0.52         13%         $   2.30*       $  2.01        14%

Average Common Shares Outstanding
   Basic                                      1,277          1,309         (2)%           1,284          1,320        (3)%
   Diluted                                    1,299          1,317         (1)%           1,298          1,330        (2)%

Return on Average Total Shareholders'          20.6%          20.2%        --              20.6%          20.2%       --
Equity**

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*Reflects a $20 million non-cash pre-tax charge ($13 million after-tax), or
$0.01 on both a basic and diluted per share basis, relating to the December 31, 2003 adoption of Financial Accounting Standards Board (FASB) Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), revised December 2003.

**Computed on a trailing 12-month basis using total Shareholders' Equity as included in the Consolidated Financial Statements prepared in accordance with accounting principles generally accepted in the United States (GAAP).

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      New York - January 26, 2004 - American Express Company today reported record earnings for 2003. Diluted earnings per share (EPS) before accounting change rose to $2.31, up 15 percent from $2.01 a year ago. EPS after accounting change was $2.30, up 14 percent. Income before accounting change was $3.0 billion, up 12 percent from $2.67 billion. Net income was $2.99 billion, also up 12 percent.

      On December 31, 2003, the company adopted Financial Accounting Standards Board's (FASB) accounting rule FIN 46 (as revised) and recognized a fourth quarter $20 million non-cash pre-tax charge ($13 million after-tax) at American Express Financial Advisors (AEFA).

      The company's 2003 return on equity was 20.6 percent.

      Revenues totaled $25.9 billion, up 9 percent from $23.8 billion a year ago. This growth reflects a strong rise in cardmember spending, lending balances and cards-in-force. It also reflects increased revenue from higher asset levels at AEFA.

      Consolidated expenses totaled $21.6 billion, up 8 percent from $20.1 billion a year ago. This increase primarily reflects higher expenses for marketing, promotion, rewards and cardmember services, human resources and other operating costs.

      For the fourth quarter, American Express reported EPS before accounting change of $0.60, up 15 percent from $0.52 a year ago. EPS after accounting change was $0.59, up 13 percent. Income before accounting change was $776 million, up 14 percent from $683 million. Net income was $763 million, up 12 percent.

      "We delivered record results for the full year as well as the fourth quarter and are in an excellent position to capitalize on an improving economy as we enter 2004," said Kenneth I. Chenault, Chairman and CEO.

      "Higher investment spending over the past year or so has substantially improved our competitive position and is generating strong growth in cardmember spending and loan volumes. Credit quality continues to be outstanding. We are

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                                                                               3


also benefiting from stronger equity markets as well as an improvement in the travel sector.

      "During the latter part of 2003 our momentum was even better than we originally expected and produced results that exceeded our earlier forecast."

      In October, the company said that it believed 2003 EPS before accounting change would be at the high end of its previous guidance of $2.26 to $2.29. As noted earlier, EPS for 2003 before accounting change was $2.31.

      2003 Results

      The overall increase in 2003 revenues reflected 8 percent growth at Travel Related Services (TRS), 10 percent growth at AEFA and 7 percent growth at American Express Bank (AEB). More specifically,

      o Discount revenue rose 11 percent, reflecting a 13 percent increase in cardmember spending.

      o Net finance charge revenue increased 12 percent, reflecting continued strong growth in the cardmember lending portfolio.

      o Management and distribution fees rose 7 percent, reflecting in part higher asset levels at AEFA.

      o     Insurance and annuity-related revenues rose 12 percent.

      The overall rise in expenses for 2003 reflected increases of 7 percent at TRS, 12 percent at AEFA and 4 percent at AEB. More specifically, the overall increase reflected:

      o A 25 percent increase in marketing, promotion, rewards and cardmember services expenses, driven by a 26 percent increase at TRS.

      o An 11 percent increase in human resources expense, driven by merit increases, employee benefits and management incentives, reflecting in part the decision to expense stock options in 2003.

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      o     An 8 percent increase in other operating expenses, including an 8 percent increase at TRS.

      These items were partially offset by a 16 percent decline in interest expense, reflecting a 22 percent decline in charge card interest expense at TRS, and a 3 percent decrease in provision for losses, including an 11 percent decline at TRS.

      Travel Related Services (TRS) reported record 2003 net income of $2.43 billion, up 14 percent from $2.14 billion a year ago.

      The following discussion of full-year results presents TRS segment results on a "managed basis," as if there had been no cardmember lending securitization transactions. This is the basis used by management to evaluate operations and is consistent with industry practice. For further information about managed basis and reconciliation of GAAP and managed TRS information, see the "Managed Basis" section below. The AEFA, AEB and Corporate and Other sections below are presented on a GAAP basis.

      Total net revenues rose 8 percent to a record $20.1 billion, reflecting strong growth in spending and borrowing on American Express Cards.

      The 2003 results reflected higher average cardmember spending, the continued benefit of rewards programs and the addition of 3.5 million cards-in-force. The higher business volumes were driven by strong growth in retail and everyday spending categories, and by a notable improvement in the travel and entertainment sector particularly during the fourth quarter.

      Net finance charge revenue increased 8 percent, reflecting 13 percent growth in average loan balances partially offset by a lower net interest yield. Net card fees increased 6 percent primarily as a result of a higher number of cards-in-force. Travel commissions and fees grew 7 percent driven by improving travel sales and the acquisition of Rosenbluth International in the fourth quarter.

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                                                                               5


      Total expenses increased 6 percent reflecting greater expenses for marketing, promotion, rewards and cardmember services, human resources and other operating costs. These increases were partially offset by lower interest costs, reduced provisions for losses and cost-control initiatives.

      Marketing, promotion, rewards and cardmember services expenses increased 27 percent, primarily reflecting the previously announced plans to expand card-acquisition and cardmember loyalty programs.

      Human resources expense increased 9 percent largely due to merit increases, higher employee benefits and management incentives. Other operating expenses increased 8 percent.

      Credit quality remained very strong in both the charge and credit card portfolios. The total provision for losses declined 9 percent, reflecting a decline of 7 percent in the lending provision and a decline of 11 percent in the charge card provision. Reserve coverage ratios remained at historically strong levels despite higher loan and receivable balances.

      Charge card interest expense decreased 20 percent largely due to lower funding costs. This decrease was partially offset by higher average receivable balances.

      TRS reported fourth quarter 2003 net income of $606 million, up 10 percent from $550 million a year ago. On both a GAAP and managed basis, the increase reflected improved business volumes, as well as a decrease in provision for losses and lower funding costs. These factors were partially offset by an increase in marketing, promotion, rewards and cardmember services expenses.

      American Express Financial Advisors (AEFA) reported 2003 income before accounting change of $682 million, up 8 percent from $632 million a year ago. Net income rose to $669 million, up 6 percent. Total revenues increased 10 percent.

      Investment income rose 11 percent, reflecting a higher level of owned investments and lower investment losses, which

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                                                                               6


were partially offset by lower yields. Owned assets increased due to the cumulative benefit of sales during the past two years of annuities, insurance and certificate products.

      Management and distribution fees as well as assets under management increased from year-ago levels. This improvement reflected the Threadneedle acquisition and higher brokerage revenue.

      Other revenues rose from last year reflecting strong performance in the property-casualty and life insurance businesses.

      Human resources and other operating expenses rose a combined 14 percent from year-ago levels, reflecting merit increases, higher employee benefits, management incentive costs and the Threadneedle acquisition.

      The after-tax results reflect a tax benefit related to the tax treatment of dividend income.

      AEFA reported fourth quarter income before accounting change of $195 million, up 28 percent from $153 million a year ago. Net income rose to $182 million, up 19 percent. This increase primarily reflected improved equity market conditions.

      AMERICAN EXPRESS BANK (AEB) reported net income for 2003 of $102 million, up 27 percent from $80 million a year ago.

      AEB's results reflect lower provision for losses primarily due to the continued stabilization of write-offs in the consumer-lending portfolio. The results also reflected higher fee-related, foreign exchange and other revenues in Private Banking and the Financial Institutions Group. These benefits were partially offset by lower net interest income and higher operating expenses.

      AEB reported fourth quarter 2003 net income of $29 million, up 22 percent from $24 million a year ago.

      CORPORATE AND OTHER reported 2003 net expenses of $214 million compared with $176 million in 2002. Included in results

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for 2002 were the final preferred stock dividends from Lehman Brothers, totaling
$69 million ($59 million after-tax). These dividends were offset by expenses related to business-building initiatives.

      Corporate and Other reported fourth quarter 2003 net expenses of $54 million, compared with $44 million a year ago.

      OTHER ITEMS

      The company adopted a new accounting rule on December 31, 2003: FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), as revised.

      FIN 46 requires the consolidation of certain structured investments that AEFA either owns or manages for third parties.

      The company recognized a below-the-line, non-cash charge of $13 million after-tax relating to this accounting change. The charge is lower than the company's preliminary estimate provided in July 2003 due to subsequent revised FASB guidance related to the rules and market factors as of December 31, 2003.

                                       ***

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                                                                               8


      MANAGED BASIS - TRS

      Managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected as if they were in the company's balance sheet and income statements, respectively. The company presents TRS information on a managed basis because that is the way the company's management views and manages the business. Management believes that a full picture of trends in the company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans.

      Asset securitization is just one of several ways for the company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time.

      For example, irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue and changes in market share, which are all significant metrics in evaluating the company's performance and which can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis.

      The Consolidated Section of this press release and attachments provide the GAAP presentation for items described on a managed basis.

                                       ***

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                                                                               9


The following table reconciles the GAAP-basis TRS income statements to the managed-basis information.

--------------------------------------------------------------------------------
Travel Related Services
Selected Financial Information

                                                                           ---------------------------------------------------
                                                                                   Effect of Securitizations (unaudited)
                                                                            Securitization
(preliminary, millions)                       GAAP Basis (unaudited)            Effect                Managed Basis
                                         --------------------------------- ---------------------------------------------------
                                                               Percentage                                          Percentage
Years Ended December 31,                     2003      2002     Inc/(Dec)    2003     2002      2003       2002     Inc/(Dec)
                                         --------------------------------- ---------------------------------------------------
Net revenues:
  Discount revenue                        $ 8,781    $ 7,931       10.7%
  Net card fees                             1,835      1,726        6.3
  Lending:
    Finance charge revenue                  2,525      2,338        8.0     $2,172  $2,166    $ 4,697    $ 4,504        4.3%
    Interest expense                          483        510       (5.2)       272     340        755        850      (11.1)
                                          -------    -------                ------  ------    -------    -------
      Net finance charge revenue            2,042      1,828       11.7      1,900   1,826      3,942      3,654        7.9
  Travel commissions and fees               1,507      1,408        7.0
  Other commissions and fees                1,901      1,833        3.7        193     185      2,094      2,018        3.8
  Travelers Cheque investment income          367        375       (2.2)
  Securitization income, net                1,150      1,049        9.7     (1,150) (1,049)         -          -          -
  Other revenues                            1,606      1,571        2.3          -     (14)     1,606      1,557        3.2
                                          -------    -------                ------  ------    -------    -------
        Total net revenues                 19,189     17,721        8.3        943     948     20,132     18,669        7.8
Expenses:
  Marketing, promotion, rewards and
    cardmember services                     3,814      3,027       26.0        (74)    (81)     3,740      2,946       27.0
  Provision for losses and claims:
    Charge card                               853        960      (11.1)
    Lending                                 1,218      1,369      (11.0)     1,067   1,098      2,285      2,467       (7.4)
    Other                                     127        149      (14.1)
                                          -------    -------                ------  ------    -------    -------
      Total                                 2,198      2,478      (11.3)     1,067   1,098      3,265      3,576       (8.7)
  Charge card interest expense                786      1,001      (21.6)         -     (14)       786        987      (20.4)
  Human resources                           3,822      3,503        9.1

  Other operating expenses                  4,998      4,636        7.8        (50)    (55)     4,948      4,581        8.0
  Restructuring charges                         -         (4)        -
                                          -------    -------                ------  ------    -------    -------
        Total expenses                     15,618     14,641        6.7     $  943  $  948    $16,561    $15,589        6.2
                                          -------    -------                ------  ------    -------    -------
Pretax income                               3,571      3,080       15.9
                                                                            --------------------------------------------------
Income tax provision                        1,141        945       20.7
                                          -------    -------
Net income                                $ 2,430    $ 2,135       13.8
                                          =======    =======

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

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Travel Related Services
Selected Financial Information
                                                                           ---------------------------------------------------
                                                                                  Effect of Securitizations (unaudited)
                                                                            Securitization
(preliminary, millions)                       GAAP Basis (unaudited)            Effect                Managed Basis
                                         --------------------------------- ---------------------------------------------------
                                                               Percentage                                          Percentage
Quarters Ended December 31,                  2003      2002     Inc/(Dec)    2003     2002      2003       2002     Inc/(Dec)
                                         --------------------------------- ---------------------------------------------------
                  4
Net revenues:
  Discount revenue                        $ 2,432    $ 2,122       14.6%
  Net card fees                               467        435        7.1
  Lending:
    Finance charge revenue                    654        602        8.7     $ 532    $ 553    $ 1,186    $ 1,155        2.8%
    Interest expense                          123        132       (6.0)       84       89        207        221       (5.1)
                                          -------    -------                ------  ------    -------    -------
      Net finance charge revenue              531        470       12.9       448      464        979        934        4.6
  Travel commissions and fees                 445        369       20.9
  Other commissions and fees                  515        476        8.2        53       48        568        524        8.5
  Travelers Cheque investment income           93         94       (1.2)
  Securitization income, net                  293        284        3.2      (293)    (284)         -          -          -
  Other revenues                              435        415        5.2         -       (4)       435        411        6.1
                                          -------    -------                ------  ------    -------    -------
        Total net revenues                  5,211      4,665       11.7       208      224      5,419      4,889       10.8
Expenses:
  Marketing, promotion, rewards and
    cardmember services                     1,141        796       43.3
  Provision for losses and claims:
    Charge card                               227        237       (3.8)
    Lending                                   330        414      (20.2)      208      227        538        641      (16.3)
    Other                                      28         26       11.1
                                          -------    -------                ------  ------    -------    -------
      Total                                   585        677      (13.3)      208      227        793        904      (12.3)
  Charge card interest expense                187        252      (26.0)        -       (3)       187        249      (24.9)
  Human resources                           1,003        852       17.7

  Other operating expenses                  1,411      1,279       10.3
  Restructuring charges                         -         15         -
                                          -------    -------                ------  ------    -------    -------
        Total expenses                      4,327      3,871       11.8     $ 208   $  224    $ 4,535    $ 4,095       10.7
                                          -------    -------                ------  ------    -------    -------
Pretax income                                 884        794       11.3
                                                                           ---------------------------------------------------
Income tax provision                          278        244       13.9
                                          -------    -------
Net income                                $   606    $   550       10.2
                                          =======    =======

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

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      American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.

                                       ***

      Note: The 2003 Fourth Quarter/Full Year Earnings Supplement, as well as CFO Gary Crittenden's presentation from the investor conference call referred to below, will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call to discuss fourth quarter earnings results, operating performance and other topics that may be raised during the discussion will be held at 5:00 p.m. (ET) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                       ***

      This release includes forward-looking statements, which are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "optimistic," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely," and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: the company's ability to successfully implement a business model that allows for significant earnings growth based on revenue growth that is lower than historical levels, including the ability to improve its operating expense to revenue ratio both in the short-term and over time, which will depend in part on the effectiveness of re-engineering and other cost-control initiatives, as well as factors impacting the company's revenues; the company's ability to moderate the quarterly growth rate of its marketing, promotion, rewards and cardmember services expenses to levels below the fourth quarter of 2003; the company's ability to grow its business and meet or exceed its return on shareholders' equity target by reinvesting approximately 35% of annually-generated capital, and returning approximately 65% of such capital to shareholders, over time, which will depend on the company's ability to manage its capital needs and the effect of business mix, acquisitions and rating agency requirements; the ability of the company to generate sufficient revenues for expanded investment spending and to actually spend such funds to the extent available, and the ability to capitalize on such investments to improve business metrics; credit risk related to consumer debt, business loans, merchant bankruptcies and other credit exposures both in the U.S. and internationally; fluctuation in the equity and fixed income

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                                                                              12


markets, which can affect the amount and types of investment products sold by AEFA, the market value of its managed assets, and management, distribution and other fees received based on the value of those assets; AEFA's ability to recover Deferred Acquisition Costs (DAC), as well as the timing of such DAC amortization, in connection with the sale of annuity, insurance and certain mutual fund products; changes in assumptions relating to DAC, which could impact the amount of DAC amortization; the ability to improve investment performance in AEFA's businesses, including attracting and retaining high-quality personnel; the success, timeliness and financial impact, including costs, cost savings and other benefits including increased revenues, of re-engineering initiatives being implemented or considered by the company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing (including, among others, technologies operations), relocating certain functions to lower-cost overseas locations, moving internal and external functions to the Internet to save costs, and planned staff reductions relating to certain of such re-engineering actions; the ability to control and manage operating, infrastructure, advertising and promotion and other expenses as business expands or changes, including balancing the need for longer-term investment spending; the potential negative effect on the company's businesses and infrastructure, including information technology systems, terrorist attacks, disasters or other catastrophic events in the future; the impact on the company's businesses resulting from continuing geopolitical uncertainty; the overall level of consumer confidence; consumer and business spending on the company's travel related services products, particularly credit and charge cards and growth in card lending balances, which depend in part on the ability to issue new and enhanced card products and increase revenues from such products, attract new cardholders, capture a greater share of existing cardholders' spending, sustain premium discount rates, increase merchant coverage, retain cardmembers after low introductory lending rates have expired, and expand the global network services business; the ability to manage and expand cardmember benefits, including Membership Rewards(R), in a cost effective manner and to accurately estimate the provision for the cost of the Membership Rewards program; the triggering of obligations to make payments to certain co-brand partners, merchants, vendors and customers under contractual arrangements with such parties under certain circumstances; successfully cross-selling financial, travel, card and other products and services to the company's customer base, both in the United States and internationally; a downturn in the company's businesses and/or negative changes in the company's and its subsidiaries' credit ratings, which could result in contingent payments under contracts, decreased liquidity and higher borrowing costs; fluctuations in interest rates, which impact the company's borrowing costs, return on lending products and spreads in the investment and insurance businesses; credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the company's card products and returns on the company's investment portfolios; fluctuations in foreign currency exchange rates; political or economic instability in certain regions or countries, which could affect lending and other commercial activities, among other businesses, or restrictions on convertibility of certain currencies; changes in laws or government regulations; the costs and integration of acquisitions; and outcomes and costs associated with litigation and compliance and regulatory matters. A further description of these and other risks and uncertainties can be found in the company's Annual Report on Form 10-K for the year ended December 31, 2002, and its other reports filed with the SEC.

                                       ***

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All information in the following tables is presented on a basis prepared in accordance with accounting principles generally accepted in the United States
(GAAP), unless otherwise indicated.

(Preliminary)

                            AMERICAN EXPRESS COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

(Millions)

                                      Quarters Ended
                                        December 31,
                                    -------------------   Percentage
                                      2003        2002     Inc/(Dec)
                                     ------      ------   ----------
Revenues
  Discount revenue                  $ 2,432     $ 2,122      14.6%
  Net investment income                 786         816      (3.7)
  Management and distribution fees      758         528      43.4
  Cardmember lending net
     finance charge revenue             531         470      12.9
  Net card fees                         467         435       7.1
  Travel commissions and fees           445         369      20.9
  Other commissions and fees            487         505      (3.8)
  Insurance and annuity revenues        366         317      15.7
  Securitization income, net            293         284       3.2
  Other                                 503         350      44.4
                                    -------     -------
    Total revenues                    7,068       6,196      14.1
Expenses
  Human resources                     1,708       1,379      23.8
  Provision for losses and benefits   1,164       1,250      (6.9)
  Marketing, promotion, rewards
      and cardmember services         1,166         822      41.9
  Interest                              205         270     (24.0)
  Other operating expenses            1,735       1,512      14.8
  Restructuring charges                   -          14         -
  Disaster recovery charge                -           -         -
                                    -------     -------
    Total expenses                    5,978       5,247      13.9
                                    -------     -------
Pretax income before
  accounting change                   1,090         949      14.8
Income tax provision                    314         266      17.5
                                    -------     -------
Income before accounting change         776         683      13.7
Cumulative effect of accounting
  change, net of tax (A)                (13)          -         -
                                    -------     -------
Net income                          $   763     $   683      11.8%
                                    =======     =======

Note: Certain prior period amounts have been reclassified to conform to current year presentation.

(A) Reflects a $20 million non-cash pre-tax charge ($13 million after-tax) related to the December 31, 2003 adoption of FIN 46, as revised.

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(Preliminary)

                            AMERICAN EXPRESS COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

(Millions)

                                       Years Ended
                                       December 31,
                                    -------------------   Percentage
                                      2003        2002     Inc/(Dec)
                                     ------      ------   ----------
Revenues
  Discount revenue                  $ 8,781     $ 7,931      10.7%
  Net investment income               3,063       2,991       2.4
  Management and distribution fees    2,450       2,285       7.2
  Cardmember lending net
     finance charge revenue           2,042       1,828      11.7
  Net card fees                       1,835       1,726       6.3
  Travel commissions and fees         1,507       1,408       7.0
  Other commissions and fees          1,977       1,928       2.5
  Insurance and annuity revenues      1,366       1,218      12.2
  Securitization income, net          1,150       1,049       9.7
  Other                               1,695       1,443      17.5
                                    -------     -------
    Total revenues                   25,866      23,807       8.7
Expenses
  Human resources                     6,333       5,725      10.6
  Provision for losses and benefits   4,429       4,586      (3.4)
  Marketing, promotion, rewards
      and cardmember services         3,901       3,119      25.1
  Interest                              905       1,082     (16.4)
  Other operating expenses            6,053       5,582       8.5
  Restructuring charges                  (2)         (7)    (75.8)
  Disaster recovery charge                -          (7)        -
                                    -------     -------
    Total expenses                   21,619      20,080       7.7
                                    -------     -------
Pretax income before
  accounting change                   4,247       3,727      13.9
Income tax provision                  1,247       1,056      18.0
                                    -------     -------
Income before accounting change       3,000       2,671      12.3
Cumulative effect of accounting
  change, net of tax (A)                (13)          -         -
                                    -------     -------
Net income                          $ 2,987     $ 2,671      11.8%
                                    =======     =======

Note: Certain prior period amounts have been reclassified to conform to current year presentation.

(A) Reflects a $20 million non-cash pre-tax charge ($13 million after-tax) related to the December 31, 2003 adoption of FIN 46, as revised.

                                     -more-

(Preliminary)

                            AMERICAN EXPRESS COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Billions)

                                      December 31,    December 31,
                                          2003            2002
                                      ------------    ------------
Assets
  Cash and cash equivalents           $          6    $         10
  Accounts receivable                           31              29
  Investments                                   57              54
  Loans                                         32              28
  Separate account assets                       31              22
  Other assets                                  18              14
                                      ------------    ------------
    Total assets                      $        175    $        157
                                      ============    ============
Liabilities and Shareholders' Equity
  Separate account liabilities        $         31    $         22
  Short-term debt                               19              21
  Long-term debt                                21              16
  Other liabilities                             89              84
                                      ------------    ------------
    Total liabilities                          160             143
                                      ------------    ------------
  Shareholders' Equity                          15              14
                                      ------------    ------------
    Total liabilities and
        shareholders' equity          $        175    $        157
                                      ============    ============

Note: Certain prior period amounts have been reclassified to conform to current year presentation.

                                     -more-

(Preliminary)

                            AMERICAN EXPRESS COMPANY
                                FINANCIAL SUMMARY
                                   (Unaudited)

(Millions)
                                           Quarters Ended
                                            December 31,
                                         ------------------     Percentage
                                          2003        2002       Inc/(Dec)
                                         ------      ------     ----------
REVENUES (A)
  Travel Related Services               $ 5,211     $ 4,665          12%
  American Express Financial Advisors     1,740       1,444          20
  American Express Bank                     205         188           9
                                        -------     -------
                                          7,156       6,297          14
  Corporate and other,
    including adjustments
    and eliminations                        (88)       (101)         13
                                        -------     -------

CONSOLIDATED REVENUES                   $ 7,068     $ 6,196          14%
                                        =======     =======

PRETAX INCOME (LOSS) BEFORE
  ACCOUNTING CHANGE
  Travel Related Services               $   884     $   794          11%
  American Express Financial Advisors       248         206          20
  American Express Bank                      42          36          16
                                        -------     -------
                                          1,174       1,036          13
  Corporate and other                       (84)        (87)          3
                                        -------     -------

PRETAX INCOME BEFORE ACCOUNTING CHANGE  $ 1,090     $   949          15%
                                        =======     =======

NET INCOME (LOSS)
  Travel Related Services               $   606     $   550          10%
  American Express Financial Advisors       182(B)      153          19
  American Express Bank                      29          24          22
                                        -------     -------
                                            817         727          12
  Corporate and other                       (54)        (44)        (23)
                                        -------     -------

NET INCOME                              $   763(B)  $   683          12%
                                        =======     =======

(A) Managed net revenues are reported net of American Express Financial Advisors' provision for losses and benefits and exclude the effect of TRS' securitization activities. The following table reconciles consolidated GAAP revenues to Managed Basis net revenues:

     GAAP revenues                      $ 7,068     $ 6,196          14%
       Effect of TRS securitizations        208         224
       Effect of AEFA provisions           (555)       (539)
                                        -------     -------
     Managed net revenues               $ 6,721     $ 5,881          14%
                                        =======     =======

(B) Reflects a $20 million non-cash pre-tax charge ($13 million after-tax) related to the December 31, 2003 adoption of FIN 46, as revised.

                                     -more-

(Preliminary)

                            AMERICAN EXPRESS COMPANY
                                FINANCIAL SUMMARY
                                   (Unaudited)

(Millions)
                                            Years Ended
                                            December 31,
                                         ------------------    Percentage
                                          2003       2002       Inc/(Dec)
                                         ------     ------     ----------
REVENUES (A)
  Travel Related Services               $19,189    $17,721           8%
  American Express Financial Advisors     6,172      5,617          10
  American Express Bank                     801        745           7
                                        -------    -------
                                         26,162     24,083           9
  Corporate and other,
    including adjustments
    and eliminations                       (296)      (276)         (7)
                                        -------    -------

CONSOLIDATED REVENUES                   $25,866    $23,807           9%
                                        =======    =======

PRETAX INCOME (LOSS) BEFORE
  ACCOUNTING CHANGE
  Travel Related Services               $ 3,571    $ 3,080          16%
  American Express Financial Advisors       859        865          (1)
  American Express Bank                     151        121          24
                                        -------    -------
                                          4,581      4,066          13
  Corporate and other                      (334)      (339)          2
                                        -------    -------

PRETAX INCOME BEFORE ACCOUNTING CHANGE  $ 4,247    $ 3,727          14%
                                        =======    =======

NET INCOME (LOSS)
  Travel Related Services               $ 2,430    $ 2,135          14%
  American Express Financial Advisors       669(B)     632           6
  American Express Bank                     102         80          27
                                        -------    -------
                                          3,201      2,847          12
  Corporate and other                      (214)      (176)        (21)
                                        -------    -------

NET INCOME                              $ 2,987(B) $ 2,671          12%
                                        =======    =======

(A) Managed net revenues are reported net of American Express Financial Advisors' provision for losses and benefits and exclude the effect of TRS' securitization activities. The following table reconciles consolidated GAAP revenues to Managed Basis net revenues:

     GAAP revenues                      $25,866    $23,807           9%
       Effect of TRS securitizations        943        948
       Effect of AEFA provisions         (2,122)    (1,954)
                                        -------    -------
     Managed net revenues               $24,687    $22,801           8%
                                        =======    =======

(B) Reflects a $20 million non-cash pre-tax charge ($13 million after-tax) related to the December 31, 2003 adoption of FIN 46, as revised.

                                     -more-

(Preliminary)

                            AMERICAN EXPRESS COMPANY
                          FINANCIAL SUMMARY (CONTINUED)
                                   (UNAUDITED)

                                         Quarters Ended
                                          December 31,
                                        ----------------    Percentage
                                         2003      2002     Inc/(Dec)
                                        ------    ------    ----------
EARNINGS PER SHARE

BASIC
  Income before accounting change       $ 0.61    $ 0.52        17%

  Net income                            $ 0.60(A) $ 0.52        15%
                                        ======    ======

Average common shares outstanding
  (millions)                             1,277     1,309        (2)%
                                        ======    ======
DILUTED

  Income before accounting change       $ 0.60    $ 0.52        15%

  Net income                            $ 0.59(A) $ 0.52        13%
                                        ======    ======

Average common shares outstanding
  (millions)                             1,299     1,317        (1)%
                                        ======    ======

Cash dividends declared
  per common share                      $ 0.10    $ 0.08        25%
                                        ======    ======

                                     -more-


                        SELECTED STATISTICAL INFORMATION
                                   (Unaudited)

                                         Quarters Ended
                                          December 31,
                                        ----------------    Percentage
                                         2003      2002       Inc/(Dec)
                                        ------    ------    ----------
Return on average total shareholders'
  equity (B)                             20.6%      20.2%          -
Common shares outstanding (millions)    1,284      1,305          (2)%
Book value per common share           $ 11.93    $ 10.63          12%
Shareholders' equity (billions)       $  15.3    $  13.9          11%

(A) Reflects a $20 million non-cash pre-tax charge ($13 million after-tax), or $0.01 per share on both a basic and diluted basis, related to the December 31, 2003 adoption of FIN 46, as revised.

(B) Computed on a trailing 12-month basis using total shareholders' equity as included in the Consolidated Financial Statements prepared in accordance with GAAP.

                                                                              19
(Preliminary)

                            AMERICAN EXPRESS COMPANY
                          FINANCIAL SUMMARY (CONTINUED)
                                   (UNAUDITED)

                                           Years Ended
                                           December 31,
                                        -----------------  Percentage
                                         2003      2002      Inc/(Dec)
                                        ------    ------    ----------
EARNINGS PER SHARE

BASIC
  Income before accounting change       $ 2.34    $ 2.02        16%

  Net income                            $ 2.33(A) $ 2.02        15%
                                        ======    ======

Average common shares outstanding
  (millions)                             1,284     1,320        (3)%
                                        ======    ======
DILUTED

  Income before accounting change       $ 2.31    $ 2.01        15%

  Net income                            $ 2.30(A) $ 2.01        14%
                                        ======    ======

Average common shares outstanding
  (millions)                             1,298     1,330        (2)%
                                        ======    ======

Cash dividends declared
  per common share                      $ 0.38    $ 0.32        19%
                                        ======    ======


                        SELECTED STATISTICAL INFORMATION
                                   (Unaudited)

                                             Years Ended
                                             December 31,
                                          -----------------  Percentage
                                           2003      2002      Inc/(Dec)
                                          ------    ------   -----------
Return on average total shareholders'
  equity (B)                               20.6%      20.2%       -
Common shares outstanding (millions)      1,284      1,305       (2)%
Book value per common share             $ 11.93    $ 10.63       12%
Shareholders' equity (billions)         $  15.3    $  13.9       11%

(A) Reflects a $20 million non-cash pre-tax charge ($13 million after-tax), or $0.01 per share on both a basic and diluted basis, related to the December 31, 2003 adoption of FIN 46, as revised.

(B) Computed on a trailing 12-month basis using total shareholders' equity as included in the Consolidated Financial Statements prepared in accordance with GAAP.